Plant Transfer Contract

Party A: Tianjin Mengyang Biotechnology Co., Ltd.
Business License No.: 120223000009884
Address: Jinhai Road, Jinghai Development Area, Tianjin  P.C.: 301600
Tel: 022-27984733

Party B: Tianjin Yayi Industrial Co., Ltd.
Business License No.: 120193000003231
Address: Unit C, 4th floor, Building D1, Xinmao Technology Park, Huayuan Industrial Park, Tianjin  P.C.: 300384
Tel.: 022-27984058

On the basis of relevant laws and regulations of the People’s Republic of China, both parties have negotiated and achieved the following agreement:

A.	Target of Transfer

Party A transfers to party B a total area of 30,165 square meters including a three-story building of milk powder and tablet workshop with an area of 13,365 square meters; a two-story building of liquid milk workshop with an area of 6,360 square meters; a three-story building of warehouses with an area of 10,440 square meters (collectively addressed as “the Premises”). The premises are located close to the crossing between Yunshan Road and Jinhai Road of Jinghai Development Area of Tianjin.

B.	Price of Transfer

The total price of transfer is RMB90,495,000.00

C.	Payment Term

Since party B has already paid RMB4,404,000.00 to party B before September 1, 2008 in accordance with the Lease Contract of Premises signed on January 15, 2007, both parties agree to reduce such amount from the total price of transfer. Thus, party B still need to pay RMB86,091,000.00 to party A.

Both parties agree that from the month when the contract is signed, party B should pay to party A RMB10,000,000.00 per month before the end of each month until the end of April 2009. The monthly payment can be made in several times. And party B should pay off the balance before June 1, 2009.

D.	Rights and Duties of Party A

a)
After the contract is effective, if party B fails to pay in accordance with the term stated in the Clause C, party A will have the right to charge party B 0.1% of the outstanding part of payment as the late fee.

b)
Party A is responsible for completing the construction of the premises and transfer the premises to party A before June 1, 2009. The completion of the transfer of the premises is subject to party B’s check and written confirmation by signature.

E.	Rights and Duties of Party B

a)
After the contract is effective, if party B fails to pay in accordance with the term stated in the Clause C, it will be responsible for paying party A 0.1% of the outstanding part of payment as the late fee.

b)
Party B has the right to urge party A for the completion of the construction of the premises before June 1, 2009 and has the right to check and inspect on the quality of construction. If the quality of construction is accepted, party B is responsible for arranging a representative to sign as confirmation; if it is not accepted, party B has the right to require party A to fix the unacceptable items.

F.	Irresistible Force

If any irresistible force, such as serious natural disaster, war or other non-predictable force, has led to either party’s failure to implement the contract, the influenced party should inform the other party by mail or fax promptly and provide supporting documents for not being able to implement all or part of the contract, or supporting documents for needing extension to implement. The supporting document should be issued by the local notary institutions where the irresistible force occurred. If it is impossible to get such supporting document, other effective certification should be provided. The party which has suffered the irresistible force may be exempted from the related duties.

G.	Termination

After the contract is effective, both parties have the right to propose for termination of the contract. Either party should inform the other party for the termination in written form 30 days in advance, and must get written approval from the other party.

H.	Dispute

If any dispute arises, both parties should try to settle it through negotiation or claim a suit to the local court where is fixed assets are.

I.	Others

For anything not mentioned in the contract, both parties may discuss and sign an additional agreement, which has the same legal effectiveness as the contract.

The contract should be in duplicate, with each of party A and B holding one original copy.

The contract is effective after both parties’ signature and stamping.

Party A (stamp):	Party B (stamp):

Representative (signature):	Representative (signature):

Date:	Date: